OCTEL COMMUNICATIONS CORPORATION

                                 EXHIBIT INDEX

                              REPORT ON FORM 10-Q
                    FOR THE QUARTER ENDED SEPTEMBER 30, 1995

Exhibit		                                                         Page
Number	       Description	                                       Number
-------       -----------                                        ------
	11.0	        Statement re computation of earnings per share...     2


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                                                               Exhibit 11.0

                        OCTEL COMMUNICATIONS CORPORATION

                  STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
               (In thousands, except per share amounts - unaudited)

                                             Three Months Ended
                                             ------------------
				                                        Sept. 30,	 Sept. 30,
							                                       1995		     1994
                                            ---------  ---------

Primary net income per share
	Net income ..........................						 $	6,589	   $	3,814
			                                          =======    =======
	Weighted average shares
	  outstanding.......................			      24,245	    23,987

	Dilutive effect of outstanding stock
	  options (as determined by the
	  application of the treasury stock
	  method)...........................	       	 2,364	     1,045

	Other...............................				       	(40)      	100
                                             -------    -------

	                                      							26,569   		25,132
                                             =======    =======

	Primary net income per share.........					  $	 0.25  	 $ 	0.15
                                             =======    =======

Fully diluted net income per share*
	Net income ..........................					  $	6,589	   $	3,814
                                             =======    =======

	Weighted average shares
	  outstanding........................		      24,245	    23,987

	Dilutive effect of outstanding stock
	  options (as determined by the
	  application of the treasury stock
	  method)...........................	    					2,367   		 1,062

	Other...............................		         	(40)	     	100
                                             -------    -------

                                        						26,572   		25,149
                                             =======    =======
	Fully diluted net income per
	  share.............................				    $ 	0.25	   $ 	0.15
                                             =======    =======
*  This computation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required for all periods under APB
Opinion No. 15 because it results in dilution of less than three percent.





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